JPM SBIC/Icagen, Inc. Exhibit 99.1

Name and Address of Reporting Person(1)	Designated Reporter(1)	Date of Earliest Transaction to be Reported	Issuer Name, Ticker or Trading Symbol	Title and Amount of Security	Title of Derivative Securities and Title and Amount of Securities Underlying Derivative Securities	Ownership Form: Direct (D) or Indirect (I)	Nature of Indirect Beneficial Ownership	Disclaims Pecuniary Interest
J.P. Morgan Partners (BHCA), L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas - 40th Floor New York, NY 10020	J.P. Morgan Partners (SBIC), LLC	February 8, 2005	Icagen, Inc. (“ICGN”)	See Table I Rows 1-3	See Table II Rows 1-3	I	See Explanatory Note 2 below	No
JPMP Master Fund Manager, L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas - 40th Floor New York, NY 10020	J.P. Morgan Partners (SBIC), LLC	February 8, 2005	Icagen, Inc. (“ICGN”)	See Table I Rows 1-3	See Table II Rows 1-3	I	See Explanatory Note 3 below	No
JPMP Capital Corp. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas - 40th Floor New York, NY 10020	J.P. Morgan Partners (SBIC), LLC	February 8, 2005	Icagen, Inc. (“ICGN”)	See Table I Rows 1-3	See Table II Rows 1-3	I	See Explanatory Note 4 below	No

Explanatory Note:

1)
The Designated Reporter is executing this report on behalf of all Reporting Persons, each of whom has authorized it to do so. Each of the Reporting Persons disclaims beneficial ownership of the Issuer’s securities to the extent it exceeds such Reporting Person’s pecuniary interest, if any. Each Reporting Person is a member of the private equity business unit of JPMorgan Chase & Co., a publicly traded company.

2)
The amounts shown in Tables I and II in rows 1-3 represent the beneficial ownership of the Issuer’s equity securities by J.P. Morgan Partners (SBIC), LLC (“JPM SBIC”). The Reporting Person is the sole member of JPM SBIC.

3)
The amounts shown in Tables I and II in rows 1-3 represent the beneficial ownership of the Issuer's equity securities by JPM SBIC, a portion of which may be deemed attributable to the Reporting Person because it is the sole general partner of J.P. Morgan Partners (BHCA), L.P. ("JPM BHCA"), the sole member of JPM SBIC. The actual pro rata portion of such beneficial ownership, if any, that may be deemed to be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return of all portfolio assets held by, and vesting of interests within, JPM SBIC and JPM BHCA.

4)
The amounts shown in Tables I and II in rows 1-3 represent the beneficial ownership of the Issuer’s equity securities by JPM SBIC, a portion of which may be deemed attributable to the Reporting Person because it is the general partner of JPMP Master Fund Manager, L.P. (“MF Manager”), the general partner of JPM BHCA, the sole member of JPM SBIC. The actual pro rata portion of such beneficial ownership, if any, that may be deemed to be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return of all portfolio assets held by, and vesting of interests within, JPM SBIC, JPM BHCA and MF Manager. The Reporting Person is a wholly owned subsidiary of JPMorgan Chase & Co.